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                                                                    EXHIBIT 4.19


                                PLEDGE AGREEMENT


     AGREEMENT made as of August 17, 1995, between ____________ ("Pledgor"), an
                                                                  -------
individual resident of ______________, and JACKSON PRODUCTS, INC., a Delaware corporation ("Pledgee").
              -------

     WHEREAS, at the time of the execution of this Agreement the Pledgor is indebted to the Pledgee in the principal amount of ________________ dollars ($_________), as evidenced by the Promissory Note for such amount executed in favor of the Pledgee by the Pledgor of even date herewith (the "Note") a copy of
                                                                ----
which is attached hereto; and

     WHEREAS, to induce the Pledgee to make the loan evidenced by the Note, the Pledgor has agreed to pledge certain securities in favor of Pledgee as security for the repayment of the Note.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

     1.   Pledge.  In consideration of the sum of $__________ loaned to the
          ------
Pledgor by the Pledgee, receipt of which hereby is acknowledged, the Pledgor hereby pledges to the Pledgee, and grants to the Pledgee a security interest in, all of his right, title and interest in and to the following (the "Pledged
                                                                   -------
Collateral"): (i) ______ shares of Class C Common Stock of Jackson Products,
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Inc., a corporation incorporated and existing under the laws of the State of
Delaware (the "Company"), presently owned by the Pledgor (the "Common Stock"),
               -------                                         ------------
(ii) any other capital stock of the Company hereafter required by Pledgor, including any shares of Common Stock acquired by Pledgor pursuant to the Company Stock Option Plan, and (iii) all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the stock referred to in clauses (i), (ii) and
(iii) to the extent not included above, all proceeds (as such term is defined in the Uniform Commercial Code as in effect in the State of New York) of the foregoing collateral.

     2.   Security for Obligations.  This Agreement secures the payment of all
          ------------------------
obligations of the Pledgor now or hereafter existing under the Note, whether for principal, interest, fees, expenses or otherwise, and all obligations of the Pledgor now or hereafter existing under this Agreement (the "Obligations").
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     3.   Delivery of Pledged Property; Registration of Pledge, Transfer, etc.
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All certificates or instruments representing or evidencing the Pledged
Collateral shall be delivered to and held by or on behalf of the Pledgee pursuant hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary instruments of transfer or assignment, duly executed in blank. The Pledgee shall have the right, at any time and without notice to the Pledgor, to transfer to, or to register in the name of the Pledgee or any of its nominees, any or all of the Pledged Collateral, subject only to the revocable rights of the Pledgor specified in Section 5 hereof.
                                                 ---------

     4.   Dividends.  During the term of this Agreement, within ten (10) days
          ---------
after any payment of a dividend with respect to the Common Stock, such dividend payment shall be applied to the payment first of accrued interest, then of principal and then other Obligations under or in respect of the Note.

     5.   Voting Rights.  Subject to the restrictions imposed upon the Pledgor
          -------------
by the Pledgor's Management Subscription Agreement, dated August 16, 1995, as amended by the First Amendment to Management Subscription Agreement, dated March 1, 1996, by and among the Pledgor, other Stockholders (as defined therein) and the Company, and the Company's Stockholder's Agreement, dated August 16, 1995, as amended by the First Amendment to Stockholders Agreement, dated March 1, 1996, among the Company and its stockholders (collectively, the "Company Stock Agreements"), during the term of this Agreement, and so long as the Pledgor is not in default in the performance of any of the terms of this Agreement or of the Note, the Pledgor shall be entitled to exercise all of his voting and other consensual rights pertaining to the Pledged Collateral or any part thereof, provided that the exercise of said rights shall in no way jeopardize the Pledgee's security hereunder. To this end, the Pledgee shall execute and deliver to the Pledgor all proxies and other instruments as the Pledgor may reasonably request. Upon the occurrence and during the continuance of a default under this Agreement or the Note, all rights of the Pledgor to exercise the voting and other consensual rights which he would otherwise be entitled to exercise pursuant to this Section 5 shall cease, and all such rights shall thereupon
                 ---------
become vested in the Pledgee, who shall thereupon have the sole right to exercise such voting and other consensual rights, subject to the restrictions imposed upon the Pledgee by the Company Stock Agreements.

     6.   Payment of Obligations; Release of Collateral.  Upon payment in full
          ---------------------------------------------
of the Obligations, the Pledgee shall, upon the

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request of the Pledgor and at his expense, cause the Company to make such entries upon its share register as are necessary to vest in the Pledgor full right, title and interest in such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

     7.   Protection of Pledged Collateral.  The Pledgor shall pay all taxes,
          --------------------------------
charges and assessments against the Pledged Collateral and do all acts necessary and appropriate to preserve and maintain the value thereof. Without limiting the generality of the foregoing, the Pledgor shall not grant a security interest in the Pledged Collateral to any other person or entity without the prior written consent of the Pledgee thereto. Upon the failure of the Pledgor to comply with any of the foregoing, the Pledgee may make such payments and take such actions on account thereof as it, in its discretion, deems desirable. The Pledgor shall reimburse the Pledgee immediately on demand for each and all such payments and any costs so incurred.

     8.   Representations and Warranties of the Pledgor.  The Pledgor
          ---------------------------------------------
represents and warrants that as of the date hereof:

          (a) The Pledgor is the legal, record and beneficial owner of and has good and marketable title to the Pledged Collateral;

          (b) This Agreement constitutes a valid, legal and binding obligation of the Pledgor enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by the Pledgor are not in contravention of any prior obligation of the Pledgor or of any obligation with respect to the Pledged Collateral;

          (c) The pledge, assignment and delivery of the Pledged Collateral pursuant to this Agreement creates a valid lien and a security interest in the Pledged Collateral;

          (d) No material statement made by the Pledgor in this Agreement or any document delivered hereunder is untrue as of the date hereof or omits to state a material fact, necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; and

          (e) There are no restrictions upon the transfer of any of the Common Stock other than those imposed pursuant to

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     federal and state securities laws and by the terms of the Management
     Securities Agreement and the Note.

     9.   Covenants of the Pledgor.  The Pledgor covenants and agrees that he
          ------------------------
will defend the Pledgee's right, title and security interest in and to the Pledged Collateral and the proceeds thereof against the claims of all persons.

     10.  Default.  In the event that the Pledgor defaults in the performance
          -------
of any of the terms of this Agreement or of the Note, the Pledgee shall have the rights and remedies provided in the Uniform Commercial Code in force in the State of New York at the date of this Agreement; provided, however, that if the Pledgee decides to foreclose on the Pledged Collateral, it shall be governed by and do so pursuant to the terms of the Company Stock Agreements. Out of the proceeds of any sale the Pledgee may retain an amount equal to the principal and interest then due under the Note, plus the amount of the expenses of the sale, and shall pay any balance of such proceeds to the Pledgor.

     11.  Waivers.  The Pledgor assents to any extension or waiver of any
          -------
obligation of the Pledgor secured hereby. The Pledgee shall have no duty with respect to the preservation or protection of the Pledged Collateral or any income thereof or the preservation or protection of any rights against other parties with respect thereto. The Pledgee may exercise any rights it may have hereunder against the Pledgor or the Pledged Collateral, after having given notice to the Pledgor, whether or not it has given any other party any notice or otherwise taken any action against any other party or assets for the enforcement of such rights.

     No waiver or modification of any of the provisions hereof shall be binding upon the Pledgee unless in writing and signed by a duly authorized representative thereof, and no waiver by the Pledgee of any right it may have hereunder shall be deemed a waiver of any other rights it may have. All rights and remedies of the Pledgee shall be cumulative and may be exercised singly or concurrently.

     12.  Assignment.  The Pledgor shall not pledge, assign or otherwise
          ----------
transfer any or all of its rights in the Pledged Collateral or hereunder, without the prior written consent of the Pledgee.

     13.  Costs.  The Pledgor shall pay all costs, including without limitation,
          -----
reasonable attorneys' fees, incurred by the

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Pledgee in protecting, enforcing or releasing any of the Pledgee's rights hereunder.

     14.  Additional Documents.  Upon the request of the Pledgee, the Pledgor
          --------------------
will execute and deliver such further documents and take such further action as the Pledgee may reasonably request in order to full effect the purposes of this Agreement.

     15.  Miscellaneous.  This Agreement shall be interpreted under and
          -------------
construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws. The parties hereby irrevocably submit on a non-exclusive basis to the jurisdiction of the federal courts of the United States of America, the courts of the State of New York and any courts competent to hear appeals therefrom. All notices given hereunder shall be deemed to be given upon delivering the notice by hand or by mailing it, postage prepaid, by certified mail to the last known address of the addressee.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors and permitted assigns, and may not be changed or modified except by an instrument in writing, executed by both parties.

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     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the date first written above.

WITNESS:                                PLEDGOR:


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                                        Home Address:
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                                        PLEDGEE:  JACKSON PRODUCTS, INC.



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                                        Name:
                                        Title:


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